EX-99.906CERT

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

Patrick W. Galley, Principal Executive Officer, and Jonathan M. Mohrhardt, Principal Financial Officer of RiverNorth Funds (the "Registrant"), each certify to the best of his or her knowledge that:

1.	The Registrant's periodic report on Form N-CSR for the period ended September 30, 2015 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer
RiverNorth Funds	RiverNorth Funds

/s/ Patrick W. Galley	/s/ Jonathan M. Mohrhardt
Patrick W. Galley	Jonathan M. Mohrhardt
Date: December 10, 2015	Date: December 10, 2015

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to RiverNorth Funds and will be retained by RiverNorth Funds and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.